UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2021

Motorsport Games Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL (Address of principal executive offices)	33137 (Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2021, Rob Dyrdek submitted his resignation as a director of Motorsport Games Inc. (the “Company”) effective August 25, 2021. Mr. Dyrdek’s decision to resign was due to personal reasons and not over any disagreement with the Company’s board of directors or management. Mr. Dyrdek has served on the Company’s board of directors since December 2020.

Effective August 25, 2021, the Company’s board of directors appointed Peter Moore as a director of the Company to fill the vacancy from Mr. Dyrdek’s resignation. Mr. Moore has more than 30 years of experience in gaming, entertainment and consumer products. Mr. Moore is currently the Senior Vice President and General Manager of Sports and Live Entertainment at Unity Software Inc. (d/b/a Unity Technologies), a role he has held since January 2021. From 2017 to 2021, Mr. Moore served as the Chief Executive Officer at Liverpool F.C. Prior to his time with Liverpool F.C., from 2007 to 2017, Mr. Moore served in a series of senior management roles at Electronic Arts Inc. (“EA”), including Chief Competition Officer of EA’s Competitive Gaming Division, Chief Operating Officer of EA and President of EA Sports. Mr. Moore also previously held roles at Microsoft Corporation, Sega Corporation and Reebok International Ltd. Mr. Moore holds a bachelor’s degree from the University of Keele, United Kingdom, and a master’s degree from California State University, Long Beach.

The Company’s board of directors believes that Mr. Moore qualifies to be a director of the Company in light of his experience in the gaming, entertainment and consumer products industries. Mr. Moore was also appointed to serve as a member of the audit committee of the Company’s board of directors (the “Audit Committee”). The Company’s board of directors determined that Mr. Moore is an independent director for purposes of the rules and regulations under the Securities Exchange Act of 1934, as amended, and under the applicable NASDAQ listing standards, and that he has the other qualifications required for service on the Audit Committee.

There have been no related party transactions between the Company and Mr. Moore, and there were no arrangements or understandings between Mr. Moore and any other person pursuant to which he was selected as a director.

As a member of the Company’s board of directors and as a member of the Audit Committee Mr. Moore will receive such compensation as disclosed in the “Director Compensation” section of the Company’s Definitive Proxy Statement filed with the SEC on April 26, 2021.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Item	Description

99.1	Press Release, dated August 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORSPORT GAMES INC.

Date: August 25, 2021	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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